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                                                                  EXHIBIT 99
                                                                  ----------

[ZOLTEK logo]

FOR IMMEDIATE RELEASE                              NASDAQ NMS SYMBOL:  "ZOLT"
---------------------                              ------------------  ------

           ZOLTEK REPORTS CONTINUED STRONG GROWTH IN FIRST QUARTER
           -------------------------------------------------------

         ST. LOUIS, MISSOURI -- FEBRUARY 9, 2006 -- Zoltek Companies, Inc. today reported continued strong growth in the first quarter of its 2006 fiscal year, combined with improved operating results.
         For the quarter ended December 31, 2005, Zoltek's net sales increased 36.6% to $16.7 million from $12.2 million in the first quarter of fiscal 2005. Zoltek reported an operating loss from continuing operations of $880,000, including approximately $460,000 in Sarbanes-Oxley compliance charges, compared with a $1.4 million operating loss in the comparable period in fiscal year 2005.
         "We are pleased to report that the increased sales and improved financial performance are largely due to the performance of the Abilene plant after we made the necessary management changes that we previously reported, " Zsolt Rumy, Zoltek's Chairman and Chief Executive Officer said. "Our sales are still constrained by our carbon fibers capacity utilization, which will continue to improve during subsequent quarters. We are also adding substantial new capacity during the remainder of this fiscal year and beyond."
         "We are especially pleased to report that in the quarter ending December 31, 2005 the Carbon Fiber Business Unit's operating profit was $413,000 compared with a $1.6 million loss in the comparable period in fiscal year 2005," added Rumy. "And perhaps our most significant achievement is that in the month of December, Zoltek's operating profit was approximately $400,000 on $6.2 million sales. We believe this is representative of our expectations for improving our financial performance during the remainder of fiscal 2006."
         Rumy suggested that shareholders should continue to focus on the Company's operating income (loss) line rather than its net income (loss) line, which is more representative of the Company's operating performance. Beginning in the second quarter of fiscal 2005, Zoltek adopted an accounting method that treats much of the Company's debt as derivatives. As a result, the Company's reported net results have been, and for the foreseeable future will continue to be, subject to wide swings related to the Company's stock price, which have a much greater effect than the impact of results from operations on net income (loss). Rumy noted, for example, that the outsized change in reported net results from the



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[ZOLTEK logo]
Zoltek Reports Continued Strong Growth In First Quarter
Page 2
February 9, 2006

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fourth quarter of fiscal 2005 to the first quarter of fiscal 2006 - in going from a net loss of $11.1 million to net income of $6.3 million - "did not reflect underlying business fundamentals." However, Rumy said, the change from an operating loss in the quarter for the Carbon Fibers Business Unit or for the entire Company in the month of December to an operating profit " is real and is important."
         Zoltek Companies, Inc. will host a conference call to review first quarter 2006 results and answer questions on Tuesday, February 14, 2006, at 10:00 am CT. The conference dial-in number is (719) 457-2640. The confirmation code is 7007431. Individuals who wish to participate should dial in five minutes prior to the scheduled start time.
         Zoltek's annual meeting, open to all interested parties, will be held at the Hilton St. Louis Frontenac on February 21, 2006 at 10:00 am CT. The 2005 annual report is also available upon request, providing an in-depth update on Zoltek's prospects and progress.

                      FOR FURTHER INFORMATION CONTACT:

                    ZSOLT RUMY, CEO OR KEVIN SCHOTT, CFO
                             3101 MCKELVEY ROAD
                             ST. LOUIS, MO 63044
                               (314) 291-5110

This press release contains forward-looking statements, which are based upon the current expectations of the Company. Because these forward-looking statements are inherently subject to risks and uncertainties, there are a number of factors that could cause the Company's plans, actions and actual results to differ materially. Among these factors are the Company's ability to: re-activate its formerly idle manufacturing facilities on a timely and cost-effective basis, to meet current order levels for carbon fibers; successfully add new capacity for the production of carbon fiber and precursor raw material; execute plans to exit its specialty products business and reduce costs; achieve profitable operations; raise new capital and increase its borrowing at acceptable costs; manage changes in customers' forecasted requirements for the Company's products; continue investing in application and market development; manufacture low-cost carbon fibers and profitably market them; and penetrate existing, identified and emerging markets. The timing and occurrence (or non-occurrence) of transactions and events that determine the future effect of these factors on the Company, as well as other factors, may be beyond the control of the Company. The Company undertakes no obligation to update any forward-looking statement to reflect events or circumstances after the date of this press release.




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[ZOLTEK logo]
Zoltek Reports Continued Strong Growth In First Quarter
Page 3
February 9, 2006

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
                                              ZOLTEK COMPANIES, INC.
                                             SUMMARY FINANCIAL RESULTS
                                   (Amounts In Thousands Except Per Share Data)


                                                                                          (Unaudited)
                                                                                       Three Months Ended
                                                                                           December 31
                                                                                    2005                 2004
                                                                                 ---------------------------------

Net sales.......................................................................$     16,721        $      12,243
Cost of sales, excluding available unused capacity costs........................      13,966               11,212
Available unused capacity costs.................................................           -                  525
Application and development costs...............................................       1,078                  828
Operating loss from continuing operations.......................................        (880)              (1,396)
Interest expense and amortization of financing fees, debt discount and
  beneficial conversion feature.................................................      (2,778)              (2,922)
Gain (loss) on value of warrants and conversion feature.........................      10,022              (25,518)
Income tax expense..............................................................          97                  115
Net income (loss) from continuing operations....................................       6,255              (29,338)
Net income (loss) from discontinued operations, net of taxes....................          33                 (591)
Net income (loss)...............................................................       6,288              (29,929)
Net income (loss) per share:
      Basic income (loss) per share:
           Continuing operations................................................$       0.31         $      (1.78)
           Discontinued operations..............................................        0.01                (0.04)
                                                                                ------------         ------------
                  Total.........................................................$       0.32         $      (1.82)
                                                                                ============         ============
      Diluted (income) loss per share:
           Continuing operations................................................$       0.03         $      (1.78)
           Discontinued operations..............................................        0.01                (0.04)
                                                                                ------------         ------------
                  Total.........................................................$       0.04         $      (1.82)
                                                                                ============         ============
Weighted average common shares outstanding - basic..............................      19,918               16,446
Weighted average common shares outstanding - diluted............................      22,385               16,446